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                                  EXHIBIT 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement of The Cheesecake Factory Incorporated on Form S-8 (File No. 033-88414) of our report dated February 3, 1999, on our audits of the consolidated financial statements of The Cheesecake Factory Incorporated and Subsidiaries as of December 29, 1997, and for each of the three fiscal years in the period ended December 29, 1998, which report is included in this Annual Report on Form 10-K.

                                                      PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 29, 1999